ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                            ASTURIAS INDUSTRIES, INC.

     Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation, Asturias Industries, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

Article I. Amendment
--------------------

The Articles of Incorporation of the Corporation are amended as follows:

Amendment Article I - Name

The name of the Corporation is amended to read as follows:

                  Fishtheworld.com, Inc.


Amendment Article V - Corporate Capitalization

The corporate capitalization of the Corporation is amended to read as follows:

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any time one time is 100,000,000 shares of common stock at $.001 par value and 10,000,000 shares of preferred stock at $.001 par value.

Article II.  Date Amendment Adopted
-----------------------------------

The amendment set forth in these Articles of Amendment was adopted on May 7, 2002.


Article III.  Shareholder Approval of Amendment
-----------------------------------------------

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and no shareholder approval was required.

The undersigned executed this document on the date shown below.

By: /s/ Peter Goldstein
---------------------------

Name: Peter Goldstein
Title: President/Director
Date: May 7, 2002
      -----------

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                            ASTURIAS INDUSTRIES, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following Articles of Amendments to its Articles of
Incorporation:

FIRST:         The officers of this corporation shall be:

                  PRESIDENT:                KENNETH GREENBERG
                  Secretary:                Peter Goldstein
                  Treasurer:                Peter Goldstein

                  whose addresses shall be the same as the principal address of the Corporation.

SECOND:        The Director(s) of the Corporation shall be changed to:

                                Kenneth Greenberg
                                 Peter Goldstein

               whose addresses shall be the same as the principal address of the Corporation.


THIRD:         The date of the adoption of this amendment is the 13 August 1999.


FOURTH:        The amendment was adopted by the Board of Directors.
               No Shareholder action was required for adoption.

FIFTH: This amendment shall be effective upon the filing with the Secretary of State of Florida. Signed this 13 August 1999.


/s/ Kenneth Greenberg

----------------------------------------
Kenneth Greenberg, Chairman of the Board of Directors